                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 10, 2006

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                        NEW CENTURY EQUITY HOLDINGS CORP.
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               (Exact name of registrant as specified in charter)

        DELAWARE                       000-28536                  74-2781950
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(State or other jurisdiction          (Commission               (IRS Employer
        of incorporation)             File Number)           Identification No.)

           300 CRESCENT COURT, SUITE 1110, DALLAS, TEXAS      75201
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            (Address of Principal Executive Offices)        (Zip Code)

        Registrant's telephone number, including area code (214) 661-7488
                                                           --------------

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          (Former name or former address, if changed since last report)

         Check the  appropriate  box below if the Form 8-K filing is intended to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     |_| Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the
Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the
Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On July 10, 2006, New Century Equity Holdings Corp. (the "Company")
entered into a stockholders rights plan (the "Rights Plan") that replaces the
Company's stockholders rights plan dated July 10, 1996 (the "Old Rights Plan")
that expires according to its terms on July 10, 2006. The Rights Plan provides for a dividend distribution of one preferred share purchase right (a "Right")
for each outstanding share of the Company's common stock, par value $0.01 (the
"Common Stock"). The dividend is payable on July 10, 2006 to the Company's stockholders of record at the close of business on that date (the "Record
Date"). The terms of the Rights and the Rights Plan are set forth in a Rights
Agreement, dated as of July 10, 2006, by and between New Century Equity Holdings
Corp. and The Bank of New York Trust Company, N.A., as Rights Agent.

         The Company's Board of Directors adopted the Rights Plan to protect stockholder value by protecting the Company's ability to realize the benefits of its net operating loss carryforwards ("NOLs") and capital loss carryforwards.
The Company has experienced substantial operating and capital losses in previous years. Under the Internal Revenue Code and rules promulgated by the Internal
Revenue Service, the Company may "carry forward" these losses in certain circumstances to offset current and future earnings and thus reduce its federal income tax liability, subject to certain requirements and restrictions. Assuming that the Company has future earnings, the Company may be able to realize the benefits of several million dollars of NOLs and capital loss carryforwards and the Company believes these NOLs and capital loss carryforwards constitute a substantial asset to the Company. If the Company experiences an "Ownership
Change," as defined in Section 382 of the Internal Revenue Code, its ability to use the NOLs and capital loss carryforwards could be substantially limited or lost altogether.

         In general terms, the Rights Plan imposes a significant penalty upon any person or group that acquires 5% or more of the Company's outstanding Common
Stock without the prior approval of its Board of Directors. Stockholders that own 5% or more of the Company's outstanding Common Stock as of the close of business on the Record Date may acquire up to an additional 1% of the Company's outstanding Common Stock without penalty so long as they maintain their ownership above the 5% level (such increase subject to downward adjustment by the Company's Board of Directors if it determines that such increase will endanger the availability of the Company's NOLs and/or its capital loss carryforwards). In addition, the Company's Board of Directors has exempted
Newcastle Partners, L.P., the Company's largest stockholder, and may exempt any person or group that owns 5% or more if the Board of Directors determines that the person or group's ownership will not endanger the availability of the
Company's NOLs and/or its capital loss carryforwards. A person or group that acquires a percentage of the Company's Common Stock in excess of the applicable threshold is called an "Acquiring Person." Any Rights held by an Acquiring
Person are void and may not be exercised.

         The Company's Board of Directors authorized the issuance of one Right per each share of the Company's Common Stock outstanding on the Record Date. If the Rights become exercisable, each Right would allow its holder to purchase from the Company one one-hundredth of a share of the Company's Series A Junior
Participating Preferred Stock, par value $0.01 (the "Preferred Stock"), for a purchase price of $10.00. Each fractional share of Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of the Company's Common Stock. Prior to exercise, however, a
Right does not give its holder any dividend, voting or liquidation rights.

         The Rights will not be exercisable until the earlier of: (i) 10 days after a public announcement by the Company that a person or group has become an
Acquiring Person; and (ii) 10 business days (or a later date determined by the
Company's Board or Directors) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.

         The date that the Rights become exercisable is known as the
"Distribution Date." Until the Distribution Date, the Company's Common Stock
certificates will also evidence the Rights and will contain a notation to that effect. Any transfer of shares of Common Stock prior to the Distribution Date will constitute a transfer of the associated Rights. After the Distribution
Date, the Rights will separate from the Common Stock and be evidenced by Rights certificates, which the Company will mail to all holders of Rights that have not become void.

         FLIP-IN EVENT. After the Distribution Date, holders of Rights, except the Acquiring Person, may exercise their Rights upon payment of the purchase price to purchase shares of the Company's Common Stock (or other securities or assets as determined by the Company's Board of Directors) with a market value of two times the purchase price (a "Flip-In Event").

         FLIP-OVER EVENT. After the Distribution Date, if a Flip-In Event has
already occurred and the Company is acquired in a merger or similar transaction, all holders of Rights except the Acquiring Person may exercise their Rights upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the purchase price of the Rights (a "Flip-Over
Event").

         The Rights will expire on July 10, 2016 unless earlier redeemed or exchanged.

         The Company's Board of Directors may redeem all (but not less than all)
of the Rights for a redemption price of $0.01 per Right at any time before the later of the Distribution Date and the date of the first public announcement or disclosure by the Company that a person or group has become an Acquiring Person.
Once the Rights are redeemed, the right to exercise Rights will terminate, and the only right of the holders of Rights will be to receive the redemption price.
The redemption price will be adjusted if the Company declares a stock split or issues a stock dividend on its Common Stock.

         After the later of the Distribution Date and the date of the first public announcement by the Company that a person or group has become an
Acquiring Person, but before an Acquiring Person owns 50% or more of the
Company's outstanding Common Stock, the Company's Board of Directors may
exchange each Right (other than Rights that have become void) for one share of
Common Stock or an equivalent security.

         The Company's Board of Directors may adjust the purchase price of the
Preferred Stock, the number of shares of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Preferred Stock or Common Stock. No adjustments to the purchase price of less than 1% will be made.

         Before the time the Rights cease to be redeemable, the Company's Board of Directors may amend or supplement the Rights Plan without the consent of the holders of the Rights, except that no amendment may decrease the redemption price below $0.01 per Right. At any time thereafter, the Company's Board of
Directors may amend or supplement the Rights Plan only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Plan, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the
Rights again becoming redeemable.

         The description of the Rights Plan is qualified in its entirety by reference to the Rights Plan, a copy of which attached as Exhibit 4.2 to this
Current Report and incorporated herein by reference.

ITEM 3.03.        MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

         See description set forth under "Item 1.01. Entry into a Material
Definitive Agreement," which is incorporated herein by reference.

ITEM 5.03.        AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
                  FISCAL YEAR

         On July 10, 2006, the Company filed a Certificate of Elimination of
Series A Junior Participating Preferred Stock (the "Certificate of Elimination")
that cancelled the Series A Junior Participating Preferred Stock underlying the rights that were issued pursuant to the Old Rights Plan. The Company then filed a Certificate of Designation of Series A Junior Participating Preferred Stock
(the "Certificate of Designation") creating a new Series A Junior Participating
Preferred Stock underlying the Rights distributed pursuant to the new Rights
Plan. See description set forth under "Item 1.01. Entry into a Material
Definitive Agreement" for a more complete description of the rights and preferences of the new Series A Junior Participating Preferred Stock. A copy of the Certificate of Elimination is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference. A copy of the Certificate of Designation is attached as Exhibit 3.2 to this Current Report and incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (d)   Exhibits

               3.1  Certificate of Elimination of Series A Junior Participating
                    Preferred Stock, as filed with the Secretary of State of
                    Delaware on July 10, 2006.

               3.2  Certificate of Designation of Series A Junior Participating
                    Preferred Stock, as filed with the Secretary of State of
                    Delaware on July 10, 2006.

               4.1  Form of Rights Certificate.

               4.2  Rights Agreement, dated as of July 10, 2006, by and between
                    New Century Equity Holdings Corp. and The Bank of New York
                    Trust Company, N.A.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NEW CENTURY EQUITY HOLDINGS CORP.
                                                 (Registrant)

Date:    July 10, 2006
                                        By: /s/ Steven J. Pully
                                            ------------------------------------
                                        Name: Steven J. Pully
                                        Title: Chief Executive Officer